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                                                                 EXHIBIT 10.30.3

                                   AGREEMENT

                                 FOR PURCHASE OF

                                 MORTGAGE LOANS

                                                      CDC MORTGAGE CAPITAL INC.,
                                                                          Seller

                                         FRIEDMAN, BILLINGS, RAMSEY & CO., INC.,
                                                                           Buyer

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                                    AGREEMENT
                                 FOR PURCHASE OF
                                 MORTGAGE LOANS

            This Mortgage Loans Purchase Agreement (the "Agreement") is made and entered into as of August 25 2004, by and between Friedman, Billings, Ramsey & Co., Inc., a Delaware corporation located at 1001 Nineteenth Street North, Arlington, Virginia 22209 (the "Buyer"), and CDC Mortgage Capital Inc., a New York corporation located at 9 West 57th Street, New York NY 10019 (the "Seller").

            WHEREAS, pursuant to that certain Master Repurchase Agreement, dated as of July 30, 2004 (as amended, supplemented or otherwise modified from time to time, the "Repurchase Agreement"), between Seller and Oak Street Mortgage, LLC (the "Oak Street"). Oak Street has agreed to sell, from time to time, to Seller certain mortgage loans (the "Mortgage Loans") as whole loans upon the terms and subject to the conditions set forth therein;

            WHEREAS, subject to the terms hereof, upon the occurrence of the Purchase Condition, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, the Mortgage Loans on a servicing-released basis as described herein, and which shall be delivered as whole loans; and

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Seller agree as follows:

            1. DEFINITIONS.

            Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement. The following terms are defined as follows (except as otherwise agreed in writing by the parties):

            "Agreement": This Mortgage Loans Purchase Agreement and all amendments hereof and supplements hereto.

            "Assets for Purposes of Assessing Liquidity": At any time, the sum of the following assets of FBR Group (calculated on an unconsolidated basis) at such time:

            (a) all debt securities (including loans) and equity securities held in the merchant banking portfolio;

            (b) all loans and advances to, and other investments in, Subsidiaries, provided that only 50% of the aggregate principal amount of temporary (i.e., not exceeding 45 days) subordinated loans supporting underwritings by Friedman, Billings, Ramsey & Co., Inc. shall be included in the calculation under this clause (b);

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            (c) 4.5% of Eligible MBS;

            (d) 10% of all asset-backed securities (other than mortgage-backed securities) rated "A" (or equivalent) or better by Moody's, S&P or Fitch, provided that if at any time securities of the same types referred to in this clause (d) exceed 10% of the total assets of FBR Group at such time, such excess shall be excluded from the calculation under this clause (d) and shall be included in the calculation under clause (g) below;

            (e) 5% of warehouse advances that are secured by Eligible Sub-Prime Loans;

            (f) 5% of Eligible Sub-Prime Loans; and

            (g) all other assets of FBR Group (other than cash, Cash Equivalents, and assets of a type specified in clauses (a) through (f) above), including long-term assets of FBR Group such as goodwill and other intangibles, plus all amounts in respect of assets of a type specified in such clauses that are required to be included under this clause (g).

            As used in this definition, mortgaged-backed securities and other asset-backed securities shall be carried at fair value in accordance with GAAP, with resulting charges (or credits, as applicable, to shareholders' equity.

            "Cash Equivalents":

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 90 days from the date of issuance thereof;

            (b) investments in commercial paper maturing within 90 days from the date of issuance thereof and having, at the date of acquisition thereof, the highest credit ratings obtainable from S&P and from Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 90 days from the date of issuance thereof issued or guaranteed by or placed with, and money market deposit accounts issued of offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof and which has the highest credit ratings obtainable from S&P and from Moody's;

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

            (e) money market fund that's (i) comply with the criteria set forth in SEC rule 2a-7 under the Investment Company Act of 1940, (ii) are rated "AAA" by S&P and "Aaa" by Moody's and (iii)have portfolio assets of at least $5,000,000,000.

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            "Code:" The Internal Revenue Code of 1986, as amended from time to time.

            "Custodial Agreement": The Custodial and Disbursement Agreement, dated as of August 25, 2004, among Deutsche Bank National Trust Company, Seller and Oak Street.

            "Disqualified Mortgage Loan": Any mortgage loan that (a) (or any characteristic of which or of the origination of which) triggers the thresholds of Section 32 of Regulation Z of the Federal Reserve Board (12 C.F.R. Section 226.32) (b) is a "high cost" or "high risk" loan under any applicable state, county or municipal law or regulation, (c) is a "covered" or "threshold" loan under any applicable state, county or municipal law or regulation, but only to the extent that such law or regulation expressly exposes assignees of mortgage loans to possible civil or criminal liability or damages, or would expose any lender or any administrative agent (whether or not as an assignee) to regulatory action or enforcement proceedings, penalties or other sanctions, or would materially impair the enforceability of such mortgage loan or (d) (or any characteristic of which or of the origination of which) contains any term or condition, or involves any loan origination practice, that has been defined as "predatory" under any such applicable federal, state, county or municipal law or regulation, or that has been expressly categorized as an "unfair" or "deceptive" term, condition or practice in any such applicable federal, state, county or municipal law or regulation.

            "Effective Duration": With respect to any mortgage-backed security, an estimate, expressed as a whole number of a fraction thereof, of the percentage change in the price of such mortgage-backed security for a 100 basis point change in the applicable rate for such mortgage-backed security, further adjusted by a prepayment model, which estimates mortgage-backed security price changes as a function of prepayment rate movements.

            "Eligible MBS": Mortgage-backed securities (including any current principal and interest receivable there under) (i) that are guaranteed as to principal and interest by Freddie Mac, Fannie Mae or Ginnie Mae, (ii) that are backed by a pool or pools of undivided interests in residential mortgages, (iii) that have been issued in a registered public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") (it being understood that mortgage-backed securities issued in an offering pursuant to Rule 144A under the Act do not qualify), (iv) that have an Effective Duration of not more than 4.0 and (v) the value of which is represented by the principal thereof and accrued and unpaid interest thereon; provided that if at any time the aggregate amount of Eligible MBS having an Effective Duration of more than 3.0 exceeds 20% of the total value of Eligible MBS at such time, such excess shall be excluded from the calculation of the value of Eligible MBS at such time for purposes of clause (c) of the definition of "Assets for Purposes Assessing Liquidity" in this section (and such excess shall be included in the calculation under clause (g) of such definition).

            "Eligible Sub-Prime Loan": A performing, sub-prime, whole mortgage loan that (a) is secured by a mortgage covering improved real property containing a one-, two-, three- or four family residence that is not a mobile home or manufactured housing, (b) is not eligible for purchase by Fannie Mae or Freddie Mac under any of their prime mortgage loan purchase programs (c) conforms to market underwriting standards and is eligible for inclusion in a pool baking asset-backed securities rated by Moody's, S&P and Fitch in accordance with such rating agencies' respective published criteria therefore,
(d) at purchase not evidenced by a promissory

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note dated older than 180 days, (e) has not been held by FBR Group for more than
180 days and (f) is not a Disqualified Mortgage Loan.

            "Equity Interest": Shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

            "Fannie Mae": The Federal National Mortgage Association, or any successor thereto.

            "FBR Group": Friedman, Billings, Ramsey Group, Inc., a Delaware corporation, or its successors in interest.

            "Fitch": Fitch, Inc., or its successor in interest.

            "Freddie Mac": The Federal Home Loan Mortgage Corporation, or any successor thereto.

            "Ginnie Mae": The Government National Mortgage Association, or any successor thereto.

            "Material Adverse Effect": With respect to the Buyer, a material adverse effect on (a) the Property, business, operations or financial condition of the Buyer, (b) the ability of the Buyer to perform its obligations under this Agreement, (c) the validity or enforceability of this Agreement or (d) the rights and remedies of Seller under this Agreement.

            "Moody's": Moody's Investors Service, Inc., or its successor in interest.

            "Obligations": Any and all representations, warranties, covenants and other obligations of Oak Street under the Repurchase Documents.

            "Payment Obligations": As of any date of determination, the obligation of Oak Street to pay all amounts due and owing to Seller pursuant to the Repurchase Agreement, the Custodial Agreement and each other Repurchase Document (including, without limitation, interest accruing after the Repurchase Date with respect to any Transaction and interest or other charges accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Oak Street, whether or not a claim for post filing or post petition interest is allowed in such proceeding).

            "Purchase Price": The fair market value of the Mortgage Loans as determined by Buyer in its sole discretion but in no event less than all amounts due and owing to Seller pursuant to the Repurchase Agreement, the Custodial Agreement and each other Repurchase Document (including, without limitation, interest accruing after the Repurchase Date with respect to any Transaction and interest or other charges accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Oak Street, whether or not a claim for post filing or post petition interest is allowed in such proceeding).

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            "Purchase Condition": The occurrence of an Event of Default and acceleration of the Repurchase Date for each Transaction pursuant to Section 13
(a) of the Repurchase Agreement; provided that Seller has delivered to Buyer notice of any claim for payment under the Repurchase Agreement simultaneously with the notification of Oak Street of such claim and such payment claim has not been paid by Oak Street within thirty (30) days of receipt of such notice. Notwithstanding the foregoing notice requirement, the obligations of Buyer shall not be subject to the notice delivery requirement except and only to the extent that the failure to deliver such notice has a material adverse effect on the Buyer's obligations hereunder.

            "REIT": shall mean a real estate investment trust, as defined in
Section 856(a) of the Code.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and its successors in interest.

            "Tangible Net Worth": For FBR Group (determined on an unconsolidated basis in accordance with GAAP), the sum of (a) shareholders' equity of FBR Group minus (b) goodwill (including goodwill recorded as a result of the merger of FBR Group and FBR Asset Investment Corporation, a Virginia Corporation).

            "Unsecured Long-term Indebtedness": At any time, unsecured Indebtedness of FBR Group with a remaining term of greater than one year to the extent the same should be set forth on a balance sheet of FBR Group (excluding items which appear solely in the footnotes thereto) in accordance with GAAP.

            2. PURCHASE OBLIGATION; CONVEYANCE FROM SELLER TO BUYER.

            2.1 Purchase Obligation; Closing Date; Assignment and Assumption.

            (a) Upon the occurrence of the Purchase Condition, Seller shall (i) notify Buyer of the failure of Oak Street to pay the Payment Obligations and
(ii) provide any documentation of such claim in its possession to Buyer, and Buyer shall purchase the Mortgage Loans for the Purchase Price on a date to be determined by the parties hereto, which in no event shall be more than 10 days after the occurrence of the Purchase Condition (the "Closing Date"). On the Closing Date, the Seller shall execute and deliver an Assignment and Conveyance Agreement in the form attached hereto as Exhibit A (the "Assignment and Conveyance Agreement").

            (b) All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the Closing Date on or in connection with a Mortgage Loan shall be vested in the Buyer or one or more designees of the Buyer; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Buyer or the appropriate designee of the Buyer, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

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            (c) The Buyer shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Buyer and without notice to or further assent by the Buyer, any demand for repurchase or other performance or payment under any of the Obligations made by Seller upon Oak Street may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Seller, and the Repurchase Agreement, the Custodial Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Seller may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Seller for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, in each case with written notice to the Buyer. Seller shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. Except as set forth in Section
2.1 (a) hereof, when making any demand hereunder against the Buyer, Seller may, but shall be under no obligation to, make a similar demand on Oak Street or any guarantor, and any failure by Seller to make any such demand or to collect any payments from Oak Street or any such guarantor or any release of the Seller or such guarantor shall not relieve the Buyer of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Seller against the Buyer. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            (d) The Buyer waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Seller upon this Agreement or acceptance of this Agreement, and any creation, renewal extension or accrual of any of the Obligations, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between Oak Street and the Buyer, on the one hand, and Seller and Oak Street, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Buyer waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Oak Street or the Buyer with respect to the Payment Obligations, except as set forth in Section 2.1(a) hereof. The Buyer understands and agrees that this Agreement shall be construed as a continuing, absolute and unconditional guarantee of payment of the Purchase Price upon the occurrence of the Purchase Condition and not of collection without regard to (a) the validity, regularity or enforceability of the Repurchase Agreement, the Custodial Agreement, or any other Repurchase Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Seller, (b) any defense, set-off or counterclaim (other than a defense of payment or performance in full) which may at any time be available to or be asserted by Oak Street against Seller, or (c) any other circumstance whatsoever (other than a defense of payment or performance in full) (with or without notice to or knowledge of Oak Street or the Buyer) which constitutes, or might be construed to constitute, an equitable or legal discharge of Oak Street from the Obligations, or of the Buyer under this Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Buyer, Seller may, but shall be under no obligation to (except as set forth in Section 2.1(a)), pursue such rights and remedies as it may have against Oak Street or any other Person or against

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any collateral security or guarantee for the Payment Obligations or any right of offset with respect thereto and any failure by Seller to pursue such other rights or remedies or to collect any payments from Oak Street or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Oak Street or any such other Person or any such collateral security, guarantee or right of offset shall not relieve the Buyer of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Seller against the Buyer.

            2.2 Delivery of Mortgage Loan Documents. The Mortgage Loan Documents are being held in custody by Deutsche Bank National Trust Company (the "Custodian") on behalf of the Seller. Upon receipt of the Purchase Price, the Seller agrees to cause the related Custodial Agreement to be terminated with respect to the Mortgage Loans and shall pay any outstanding custodial fees with respect to such Mortgage Loans and at such time, the Custodian shall hold the Mortgage Loan Documents on behalf of Buyer pursuant to the applicable custodial agreement between the Custodian and the Buyer.

            3. PURCHASE PRICE.

            (a) The Purchase Price shall be paid by the Buyer on the Closing Date by wire transfer of immediately available federal funds without set-off or counterclaim in U.S. Dollars to the account of Seller specified in Section 8 of the Repurchase Agreement.

            (b) The Buyer shall be entitled to (1) all principal received after the Closing Date, (2) all other recoveries of late charges, assumption fees or other charges collected after the Closing Date, (3) all payments of interest on the Mortgage Loans after the Closing Date and (4) all rights of Seller under the Repurchase Agreement.

            (c) Anything herein to the contrary notwithstanding, the maximum liability of the Buyer hereunder shall in no event exceed the amount which can be guaranteed by the Buyer under applicable federal and state laws relating to the insolvency of the debtors.

            (d) Except as set forth in Section 2.1(a), no actions or payments made by Oak Street, the Buyer, any guarantor or any other Person or received or collected by Seller from Oak Street, the Buyer, any guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Payment Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Buyer hereunder which shall, notwithstanding any such payment or payments other than payments made by the Buyer in respect of the Purchase Price or payments received or collected from the Buyer in respect of the Purchase Price, remain liable for the Purchase Price hereunder until the Obligations are paid in full and the Repurchase Agreement and each other Repurchase Document is terminated.

            (e) The Buyer agrees that whenever, at any time, or from time to time, it shall make any payment to Seller on account of its liability hereunder, it will notify Seller in writing that such payment is made under this Agreement for such purpose.

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            4. SERVICING OF THE MORTGAGE LOANS.

            The Mortgage Loans have been sold by the Seller to the Buyer on a servicing released basis and are being serviced by Oak Street. Pursuant to the Repurchase Agreement, the Buyer may transfer servicing of the Mortgage Loans in accordance with the terms of the Repurchase Agreement.

            5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF BUYER.

            The Buyer hereby makes the following representations and warranties to the Seller:

            (a) it is duly organized, validly existing and in good standing under the laws of the state of Delaware;

            (b) it has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize its execution, delivery and performance of this Agreement;

            (c) this Agreement has been duly executed and delivered on behalf of the Buyer, and constitutes a legal, valid and binding obligation of the Buyer enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

            (d) neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the material terms, conditions or provisions of the Buyer's organizational documents or any agreement or instrument to which the Buyer is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Buyer or its property is subject;

            (e) no consent or authorization of, filing with, notice to, or other act by or in respect of, any governmental authority or any other Person (including, without limitation, any stockholder or creditor of the Buyer) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, other than such consents, authorization of, filing with, notice to, or other act which has been previously been obtained or made;

            (f) there are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting the Buyer or any of its subsidiaries or affecting any of its properties before any governmental authority which (i) questions or challenges the validity or enforceability of this

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Agreement or any action to be taken in connection with the transactions contemplated hereby, or (ii) individually or in the aggregate could reasonably be likely to have a Material Adverse Effect;

            (g) The consolidated balance sheet of FBR Group as of December 31, 2003 and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, reported on by PricewaterhouseCoopers LLP copies of which have heretofore been furnished to Seller, are complete and correct and present fairly the financial condition of FBR Group as at such date, and the results of its operations and its cash flow for such fiscal year. The consolidated balance sheet of FBR Group for the quarterly fiscal period as of March 31, 2004 and June 30, 2004 and its consolidated balance sheet as of March 31, 2004 and June 30, 2004 and the related consolidated statements of income and retained earnings and of cash flows for such period, certified by a responsible officer, copies of which have heretofore been furnished to Seller, are complete and correct and present fairly the financial condition of FBR Group as of such date, and the results of its operations and its cash flows for such periods (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or responsible officer, as the case may be, and as disclosed therein). At the date of the most recent balance sheet referred to above, FBR Group had no material guarantee obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. During the period from June 30, 2004, to and including the date hereof there has been no sale, transfer or other disposition by FBR Group of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of FBR Group at June 30, 2004;

            (h) The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Buyer to Seller in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto (other than with respect to the Mortgage Loans), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to a Responsible Officer of Buyer, after due inquiry, that could reasonably be expected to have a Material Adverse Effect on the Buyer that has not been disclosed herein, in the other Repurchase Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Seller for use in connection with the transactions contemplated hereby or thereby; and

            (i) FBR Group has elected to be taxed as a REIT under the Code. FBR Group has qualified as a REIT under the Code for its taxable year ended December 31, 2003. FBR Group's present and contemplated operations, assets and income will enable FBR Group to meet the requirements for qualification and taxation as a REIT under the Code.

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            6. COVENANTS OF BUYER.

            On and as of the date of this Agreement and until this Agreement is no longer in force, Buyer covenants that:

            (a) Buyer shall deliver to Seller:

                  (A) [Reserved]

                  (B) as soon as available and in any event within five (5)
            Business Days after filing with the Securities and Exchange Commission, the consolidated balance sheets of FBR Group and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for FBR Group and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of FBR Group and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

                  (C) promptly following any request therefor, such other
            information regarding the operations, business affairs and financial condition of Buyer or FBR Group or compliance with the terms of this Agreement as the Seller may reasonably request; and

            (b) Buyer will furnish to Seller, at the time Buyer furnishes each set of financial statements pursuant to paragraphs (a)(A) and (a)(B) above, a certificate of a Responsible Officer of Buyer to the effect that, to the best of such Responsible Officer's knowledge, Buyer during such fiscal period or year has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any default under this Agreement except as specified in such certificate (and, if any default has occurred and is continuing, describing the same in reasonable detail and describing the action Buyer has taken or proposes to take with respect thereto).

            (c) Buyer will promptly, and in any event within ten (10) Business Days after service of process on any of the following, give to Seller notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Buyer or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of this Agreement or any

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action to be taken in connection with the transactions contemplated hereby or
(ii) which, individually or in the aggregate could be reasonably likely to have a Material Adverse Effect.

            (d) Buyer shall:

                  (A) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (provided that nothing in this Section 6(d)(A) shall prohibit any transaction expressly permitted under
            Section 6(e));

                  (B) comply with the requirements of all applicable laws,
            rules, regulations and orders of Governmental Authorities if failure to comply with such requirements could be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

                  (C) keep adequate records and books of account, in which
            complete entries will be made in accordance with GAAP consistently applied;

                  (D) permit representatives of Seller, upon reasonable notice and at its sole expense (unless a default under this Agreement shall have occurred and is continuing, in which case, no prior notice shall be required and any expenses shall be payable as set forth in
            Section 2(c)), during normal business hours, to examine, copy and make extracts from its books and records, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Seller; provided that prior to any such examinations, Seller shall execute a confidentiality agreement reasonably satisfactory to Buyer.

            (e) Buyer shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that Buyer may merge or consolidate with (i) any wholly owned subsidiary of Buyer, or (ii) any other Person if Buyer is the surviving corporation; and provided, further, that if after giving effect thereto, no default would exist hereunder.

            (f) Buyer shall give notice to Seller:

                  (A) promptly upon receipt of notice or knowledge of the
            occurrence of any default hereunder; and

                  (B) promptly upon any material change in the market value of any or all of Buyer's assets which could reasonably be expected to have a Material Adverse Effect.

            (g) Each notice pursuant to Section 6(f) shall be accompanied by a statement of a Responsible Officer of Buyer setting forth details of the occurrence referred to therein and stating what action Buyer has taken or proposes to take with respect thereto.

            (h) The Buyer shall not at any time permit Tangible Net Worth of FBR Group to be less than the sum of (A) $1,000,000,000 plus (B) 75% of the aggregate proceeds received by FBR Group in respect of the issuance of any Equity Interests by FBR Group after June 30, 2004.

            (i) The Buyer will not permit at any time the sum of (A) shareholder's equity of FBR Group at such time (calculated on an unconsolidated basis in accordance with GAAP) plus (B) Unsecured long-Term Indebtedness of FBR Group at such time to be less than Assets for Purposes of Assessing Liquidity at such time.

            (j) The Buyer will not at any time permit Unsecured Long-Term Indebtedness of FBR Group to be greater than an amount equal to 25% of the sum of (A) Tangible Net Worth of FBR Group plus (B) Unsecured Long-Term Indebtedness of FBR Group at such time.

            (k) The Buyer will provide to Seller promptly after the same become publicly available, copies of all periodic reports and proxy statements and all other material documents filed by FBR Group or any Subsidiary with the SEC or the NYSE, any other national securities, any commodities exchange or any self-regulatory organization, or distributed by FBR Group to its shareholders generally, as the case may be.

            (l) Buyer shall provide Seller no later than the tenth (10th) calendar day of each fiscal quarter of the Buyer, a compliance report, in the form of Exhibit B attached hereto, demonstrating therein the calculations Buyer utilized to determine its compliance with the financial covenants set forth in clauses (h), (i) and (j) of this Section 6 as of the end of the immediately preceding month. Such compliance report shall be delivered by Buyer to Seller in accordance with Section 13 and shall also be delivered by Buyer to Seller at 9 West 57th Street, New York, NY 10019, Attn: Michael Friedman, Telecopier No.:
(212) 891-6143, Telephone No.: (212)891-6261.

            (m) All written information furnished after the date hereof by or on behalf of Buyer to Seller required to be delivered under this Agreement (other than with respect to the Mortgage Loans) will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

            (n) All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

            (o) FBR Group shall elect to be taxed as a REIT under the Code. FBR Group shall continue to meet the requirements for qualification and taxation as a REIT under the Code.

            7. NO SUBROGATION.

            Notwithstanding any payment or payments made by the Buyer hereunder or any set off or application of funds of the Buyer by Seller, the Buyer shall not be entitled to be subrogated to any of the rights of Seller against Oak Street or any guarantor of Oak Street or any collateral security or guarantee or right of offset held by Seller for the payment of the Payment Obligations, nor shall the Buyer seek or be entitled to seek any contribution or reimbursement from the Seller or any guarantor in respect of any payments made by the Buyer hereunder, until all amounts owing to Seller are paid in full and the Repurchase Agreement and each other Repurchase Document is terminated. If any amount shall be paid to the Buyer on account of such subrogation rights at any time when any of the Payment Obligations are due and shall not have been paid in full, such amount shall be held by the Buyer in trust for Seller segregated from other funds of the Buyer, and shall, forthwith upon receipt by the Buyer, be turned over to Seller, in the exact form received by the Buyer (duly indorsed by the Buyer to Seller, if required), to be applied against the Payment Obligations, whether matured or unmatured, in such order as Seller may determine.

            8. RIGHT OF SET-OFF.

            The Buyer hereby irrevocably authorizes Seller at any time and from time to time without notice to the Buyer, any such notice being expressly waived by the Buyer, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Seller to or for the credit or the account of the Buyer, or any part thereof in such amounts as Seller may elect, against and on account of the Payment Obligations and any other liabilities of the Buyer to Seller hereunder, in any currency, as Seller may elect, to the extent Seller has made any demand for payment in accordance with Section 2.1 (a) hereof. Seller shall notify the Buyer promptly of any such set-off and the application made by Seller; provided that the failure to give such notice shall not affect the validity of such set-off and application, unless such failure to do so materially adversely prejudices the Buyer. The rights of Seller under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Seller may have.

            9. CLOSING.

            The closing for the purchase and sale of the Mortgage Loans shall take place on the Closing Date. At the Seller's option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree. The closing shall be subject to each of the following conditions:

            (a) the Purchase Condition shall have occurred;

            (b) Buyer shall have received, or the Buyer's attorneys shall have received in escrow, the Assignment and Conveyance duly executed by all signatories other than the Buyer as required pursuant to the respective terms thereof;

            (c) all other terms and conditions of this Agreement shall have been complied with; and

            (d) the Buyer shall have paid to the Seller on the Closing Date the Purchase Price pursuant to Section 3 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

            10. AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES.

            (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Buyer and the Seller.

            (b) The Seller shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Seller, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Seller of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Seller would otherwise have on any future occasion.

            (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            11. COSTS.

            The Buyer further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by Seller in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Payment Obligations and/or enforcing any rights with respect to, or collecting against, the Buyer under this Agreement, subject to the requirements of Section 2.1 (a). This Agreement shall remain in full force and effect until the Obligations are performed and/or paid in full and the Repurchase Agreement, the Custodial Agreement and each other Repurchase Agreement is terminated, notwithstanding that from time to time prior thereto the Oak Street may be free from any Payment Obligations.

            12. INTEGRATION.

            This Agreement together with the Letter Agreement between Buyer and Seller dated as of the date hereof, represents the agreement of the Buyer and the Seller and supercedes any and all previous agreements, oral or written, with respect to the subject matter hereof.

            13. NOTICES.

            All notices, requests and demands which are required or permitted to be given under this Agreement shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

            (a) if to Seller, at its address or transmission number for notices provided in Section 17 of the Repurchase Agreement; and

            (b) if to the Buyer, at its address or transmission number for notices set forth under its signature below.

            Seller and the Buyer may change its address and transmission numbers for notices by notice in the manner provided in this Section.

            14. TERMINATION.

            (a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Buyer and the successors and assigns thereof, and shall inure to the benefit of Seller, and its respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of the Buyer under this Agreement shall have been satisfied by complete performance and payment in full and the Repurchase Agreement and each other Repurchase Document shall be terminated, notwithstanding that from time to time during the term of the Repurchase Agreement there may be no Payment Obligations outstanding.

            (b) This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment and/or performance, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Seller upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Oak Street or the Buyer, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Oak Street or the Buyer or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

            15. SEVERABILITY CLAUSE.

            Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure, the economic effect of which is as close as possible to the economic effect of this Agreement, without regard to such invalidity.

            16. COUNTERPARTS.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            17. PLACE OF DELIVERY AND GOVERNING LAW.

            This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Seller in the State of New York and shall be deemed to have been made in the State of New York.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPALS.

            18. FURTHER AGREEMENTS.

            The Buyer and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            19. INTENTION OF THE PARTIES.

            It is the intention of the parties that the Buyer is purchasing, and the Seller is selling, 100% ownership interest in the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Buyer, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans.

            20. SUCCESSORS AND ASSIGNS.

            This Agreement shall be binding upon the successors and assigns of the Buyer and shall inure to the benefit of Seller and its successors and assigns. This Agreement may not be assigned by the Buyer without the prior written consent of Seller, which consent shall be at Seller's sole discretion. This Agreement may be assigned by Seller without the consent of the Buyer (but with written notice to the Buyer) to any Affiliate of Seller that is an assignee of the

Repurchase Agreement. This Agreement may not be assigned by Seller without the consent of Buyer to any assignee of the Repurchase Agreement (other than as set forth in the preceding sentence) without the prior written consent of the Buyer which shall not be unreasonably withheld.

           21. WAIVERS; OTHER AGREEMENTS.

           No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

           22. ACKNOWLEDGEMENTS.

           The Buyer hereby acknowledges that:

           (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

           (b) Seller does not have any fiduciary relationship with or duty to the Buyer arising out of or in connection with this Agreement, and the relationship between the Buyer, Oak Street and the Seller; and

           (c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Buyer, Oak Street and the Seller.

           23. EXHIBITS.

           The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

           24. GENERAL INTERPRETIVE PRINCIPLES.

           For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

           (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

           (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

           (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

           (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

           (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

           (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

           25. REPRODUCTION OF DOCUMENTS.

           This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

           26. MODIFICATION.

           If at any time Seller notifies Buyer that, due to a change in law, rule or regulation, or judicial or administrative interpretation thereof, or a change in a material fact with respect to FBR Group, Buyer, Oak Street, any Affiliate of FBR Group or this Agreement, the Repurchase Agreement or the other Repurchase Documents in each case to the extent related to, or with respect to, the Insurance Law of New York State, modifications to this Agreement or the transactions contemplated thereby are, based on advice of counsel, necessary so that there is no impediment to the enforcement of this Agreement against Buyer or the performance of Buyer under this Agreement, then Buyer shall cooperate with Seller to make such modifications to this Agreement or the transactions contemplated thereby or provide such other or other agreements, instruments or arrangements designed to provide the Seller substantially the same economic benefits as are provided by this Agreement, in each case as Seller may reasonably request at the expense of Buyer; provided, however, that if the parties shall have been unable to agree on and implement such modifications or other agreements, instruments or arrangements as Seller may reasonably request, within not more than 30 days following the date of Seller's notice to Buyer referred to above, then Seller shall have the right, in its sole discretion, to terminate this Agreement.

           27. SUBMISSION TO JURISDICTION; WAIVERS.

           EACH OF SELLER AND BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

           (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

           (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

           (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS AS SET FORTH PURSUANT TO SECTION 13 HEREOF; AND

           (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

           (e) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

           (f) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

           IN WITNESS WHEREOF, the Seller and the Buyer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                CDC MORTGAGE CAPITAL, INC.
                                (Seller)

                                By: /s/ Anthony Malanga
                                    --------------------------------------
                                    Name: ANTHONY MALANGA
                                    Title: MANAGING DIRECTOR

                                By: /s/ Kathy Lynch
                                    --------------------------------------
                                    Name: Kathy Lynch
                                    Title: Director

                                FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
                                (Buyer)

                                By: /s/ Richard J. Hendrix
                                    --------------------------------------
                                    Name: Richard J. Hendrix
                                    Title: President and Chief Operating Officer

                                    Address for Notices:
                                    Friedman, Billings, Ramsey & Co, Inc.
                                    1001 Nineteenth Street North
                                    Arlington, Virginia 22209
                                    Attention: Russ Albers
                                    Telecopier No.: (703) 312-1709
                                    Telephone No: (703)469-1254

                                                                       EXHIBIT A

                            ASSIGNMENT AND CONVEYANCE

           On this________day of___________________,_______ , CDC Mortgage
Capital Inc. ("Seller"), as the Seller under that certain Mortgage Loan Purchase Agreement, dated as of August 25, 2004 (the "Purchase Agreement") does hereby sell, transfer, assign, set over and convey to Friedman, Billings, Ramsey & Co., Inc. ("Buyer") as the Buyer under the Purchase Agreement, without recourse, but subject to the terms of the Purchase Agreement, (i) all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans"), together with the Mortgage Files and all rights and obligations arising under the documents contained therein and (ii) all rights and obligations of Seller as Buyer under the Repurchase Agreement and each other Repurchase Document. The ownership of each Mortgage Note, Mortgage and the contents of the Mortgage File is vested in the Buyer and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Buyer and shall be retained and maintained, in trust, by the Seller at the will of the Buyer in such custodial capacity only.

           Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                CDC MORTGAGE CAPITAL INC.

                                By:_____________________________________________
                                   Name:
                                   Title:

                                By:_____________________________________________
                                   Name:
                                   Title:

Accepted and Agreed:

     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

     By:_________________________________________
        Name:
        Title:

                                                                       EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE
                              OFFICER'S CERTIFICATE

           I, __________________, the duly appointed, qualified and acting _____________________________ of Friedman, Billings, Ramsey & Co., Inc., a
Delaware corporation (the "Company"), hereby certify to CDC Mortgage Capital Inc. ("CDC") as follows:

           1. This certificate is being furnished to CDC pursuant to Section 6(1) of the Mortgage Loan Purchase Agreement, dated as of August 25, 2004 (the "MLPA"), between the Company and CDC.

           2. After a review of the Company's activities during the period from _____________________________________, 200_ ended
                  ________________, 200_ (the "Subject Period"), I have
                  determined the following: (a) if applicable for the Subject Period, the Company has complied with the financial covenant set forth in Sections 6(h), 6(i) and 6(j) of the MLPA; and (b) compliance by the Company with the above-referenced financial covenants is accurately calculated on Schedule 1 attached hereto.

           Capitalized terms used herein without definition have the meanings given them in the Agreement.

                            [SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, I have signed my name this [_] day of [_____________________________________ ], 200_.

                                By:_____________________________________________
                                   Name:
                                   Title:

                                       2